                        Consent of Independent Auditors

             We consent to the incorporation by reference in the Registration
Statement (Form S-8 No. 33-     ) and related Prospectus (not included herein)
pertaining to the Rush Enterprises, Inc. Long-Term Incentive Plan of our report dated May 26, 1995, with respect to statements of income, stockholders' equity and cash flows of Kerr Consolidated, Inc. for the year ended December 31, 1994 included in the Prospectus of Rush Enterprises, Inc. filed with the Registration Statement on Form S-1 No. 333-03346, filed with the Securities and Exchange Commission.



                                           /s/ Ernst & Young LLP
                                        -------------------------------
                                               ERNST & YOUNG LLP


Oklahoma City, Oklahoma
June 25, 1996